UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 31, 2016

Date of Report (Date of earliest event reported)

NAMI Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-187007	61-1693116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3773 Howard Hughes Parkway, Suite 500S Las Vegas, NV	89169
(Address of principal executive offices)	(Zip Code)

(702) 331-8633

Registrant’s telephone number, including area code

PACK FUERTE, INC

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDEMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On October 31, 2016, (the "Company") filed a Certificate of Amendment with the Nevada Secretary of State (the “Nevada SOS”) whereby it amended its Articles of Incorporation by (a) increasing the Company’s authorized number of shares of common stock from 200 million to 5 billion; and (b) increasing all of its issued and outstanding shares of common stock at a ratio of seven (7) shares for every one (1) share held. The Company’s Board of Directors approved this amendment on October 26, 2016.

On November 3, 2016, the Company filed Articles of Merger with the Nevada SOS whereby it entered into a statutory merger with its wholly-owned subsidiary, NAMI Corp. pursuant to Nevada Revised Statutes 92A.200 et. seq. The effect of such merger is that the Company is the surviving entity and changed its name to “NAMI Corp.”

On November 10, 2016, the Company filed an Issuer Company-Related Action Notification Form with FINRA requesting that the aforementioned forward split and name change be effected in the market. The Company also requested that its ticker symbol be changed to “NAMI”. Such notification form is being reviewed by FINRA.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3(i)	Amendment to the Company’s Articles of Incorporation filed on October 31, 2016 with the Nevada Secretary of State.

3(ii)	Articles of Merger, for the statutory merger between the Company and its subsidiary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAMI Corp.

DATE: December 16, 2016	By:	/s/ Bunloet Sriphanorm
	Name:	Bunloet Sriphanorm
	Title:	President

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